                                                                   Exhibit 99.2

                              JOINT FILER INFORMATION

Item                                              Information

Name:                                   Wells Fargo Bank, N.A.

Address:                                101 North Phillips Avenue
                                        Sioux Falls, South Dakota 57104

Date of Event Requiring                 April 7, 2022
Statement (Month/Day/Year):

Issuer Name and Ticker or               BlackRock MuniYield California Fund,
Trading Symbol:                         Inc. (MYC)

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO BANK, N.A.

                                           By:   /s/ Alejandro Piekarewicz
                                              -------------------------------
                                           Name: Alejandro Piekarewicz
                                           Title: Director
                                           Date: April 8, 2022